===============================================================================
                                               --------------------------------
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                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                             Vesta Insurance Group
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                            [LOGO APPEARS HERE]


To the Stockholders of
 Vesta Insurance Group, Inc.

  You are invited to attend the annual meeting of stockholders of Vesta Insurance Group, Inc. (the "Company") to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Monday, May 8, 2000, at 10:00 A.M., local time.

  Information concerning matters to be considered and acted upon at the meeting is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read.

  It is important that your shares be voted at this meeting. Please read the enclosed Notice of Annual Meeting and Proxy Statement so you will be informed about business to come before the meeting. Please mark, sign, and return your proxy. If you choose to attend the meeting, you may, of course, revoke your proxy and personally vote your stock if you desire to do so.

                                          Sincerely,

                                          /s/ Norman W. Gayle, III
                                          Norman W. Gayle, III
                                          President and Chief Executive
                                           Officer

Birmingham, Alabama
April 11, 2000

                       --------------------------------
                   Notice of Annual Meeting of Stockholders
                            to be Held May 8, 2000

                       --------------------------------

To the Holders of Common Stock of
 Vesta Insurance Group, Inc.

  The annual meeting of stockholders of Vesta Insurance Group, Inc. will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Monday, May 8, 2000, at 10:00 A.M., local time, for the following purposes:

  (1) To elect two persons to serve as Class I directors for a three-year term beginning May 8, 2000.

  (2) To approve an amendment to the Company's Non-Employee Director Stock Plan to (i) increase the share reserve by 600,000 shares and (ii) to permit the Compensation Committee to increase the number of shares of Common Stock subject to Initial Option grants or Annual Option grants, in its discretion, subject to certain limitations described herein.

  (3) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2000.

  (4) To transact such other business as may properly come before the meeting.

  These matters are more fully discussed in the accompanying Proxy Statement.

  The close of business on April 7, 2000 has been fixed as the date for determining the stockholders who are entitled to notice of and to vote at the annual meeting. All stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope. Your proxy may be revoked at any time before it is voted.

  The annual meeting for which this notice is given may be adjourned from time to time without notice other than announcement at the annual meeting. Any business for which notice of the annual meeting is hereby given may be transacted at any such adjournment.

                                          By Order of the Board of Directors
                                          /s/ Donald W. Thornton
                                          ---------------------------------
                                          Donald W. Thornton
                                          Senior Vice President--
                                          General Counsel and Secretary

Birmingham, Alabama
April 11, 2000

                    PROXY STATEMENT FOR THE ANNUAL MEETING
                    OF STOCKHOLDERS TO BE HELD MAY 8, 1999

Solicitation of Proxies

  The Board of Directors of Vesta Insurance Group, Inc. (the "Company") solicits your proxy in the form enclosed with this statement for use at the annual meeting of stockholders to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Monday, May 8, 2000, at 10:00 A.M., local time, and at any adjournment of such meeting. Norman W. Gayle, III and Donald W. Thornton are named as proxies in the enclosed form of proxy and have been designated as the directors' proxies by the Board of Directors. The Company expects to mail this proxy material to stockholders on or about April 11, 2000.

  When the enclosed form of proxy is returned, properly executed, and in time for the meeting, the shares represented thereby will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the form of proxy, but if proxies which are executed and returned do not specify a vote on the proposals considered, the proxies will be voted FOR such proposals. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company (at 3760 River Run Drive, Birmingham, Alabama 35243) at any time before the proxy is voted.

Record Date and Voting Stock

  Each common stockholder of record at the close of business on April 7, 2000 (the "record date") is entitled to one vote for each share of common stock held on that date. There is no cumulative voting of the common stock. At the close of business on April 7, 2000, there were 18,825,832 shares of common capital stock of the Company outstanding. In addition, the Birmingham Investment Group, LLC, as the sole stockholder of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") on the record date, is entitled to one vote for each share of the 5,900,000 shares of common stock into which its shares of Preferred Stock may be converted. On all matters proposed for approval at the annual meeting, the Preferred Stock will vote with the common stock as a single class.

Vote Required

  At the meeting, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming the presence of a quorum, directors shall be elected at the meeting by a plurality of the votes cast, whether in person or by proxy. The proposal to approve the amendment to the Non-Employee Director Stock Plan will require the affirmative vote of at least a majority of the shares represented at the meeting (in person or by proxy) and entitled to vote.

  A stockholder may abstain or withhold his vote (collectively, "abstentions") with respect to each proposal submitted for stockholder approval. Abstentions will be counted as present (for purposes of determining the existence of a quorum) and entitled to vote on the relevant proposal, but they will be counted as not voting in favor of such proposal. Since the election of directors is determined by a plurality of the votes actually cast at the meeting, abstentions will not affect such election. An abstention on the proposal to approve the amendment to the Non-Employee Director Stock Plan, however, will have the effect of a vote against such proposal.

  Generally, a broker is entitled to vote shares held in "street name" on routine matters without instructions from the beneficial owner. On the other hand, a broker may not be entitled vote shares held in "street name" on certain non-routine items absent customer instructions. If a broker votes shares held in "street name" on some but not all of the proposals submitted for stockholder approval, then all shares so voted will be counted as present (for purposes of determining the existence of a quorum), but will not be considered entitled to vote on those matters as to which authority to vote is withheld by the broker (a "broker nonvote"). Generally, there can be no "broker nonvotes" in the election of directors, because the election of directors is a matter for which a broker may exercise its discretion. If any broker nonvotes are received on the proposal to approve the amendment to the Non-Employee Director Stock Plan, they will be disregarded (as not entitled to vote) and will have no affect on such proposal.

Principal Stockholders

  The Company has outstanding two classes of voting securities--its common stock and its Preferred Stock. The following table lists all persons known to be the beneficial owner of more than five percent of either of these classes of securities as of December 31, 1999.

      Name and Address         Title of Class    Number of Shares Percent of Class(1)
      ----------------         --------------    ---------------- -------------------
   Torchmark Corporation    Common Stock           5,130,000(2)           27%
   2001 Third Avenue South
   Birmingham, Alabama
    35233

   Dimensional Fund
    Advisors, Inc.          Common Stock           1,009,050(3)            5%
   1299 Ocean Avenue
   Santa Monica, CA 90401

   Birmingham Investment
    Group, LLC              Common Stock           5,900,000(1)           24%
   17 North 20th Street
   Birmingham, Alabama
    35203

   Birmingham Investment
    Group, LLC              Series A Convertible   2,950,000(4)          100%
   17 North 20th Street       Preferred Stock
   Birmingham, Alabama
    35203

--------
(1) 5,900,000 shares of common stock are deemed to be beneficially owned by the Birmingham Investment Group, LLC, even though such shares are not actually outstanding. See note 4, below. These shares are deemed to be outstanding for the purpose of computing the Birmingham Investment Group, LLC's percentage ownership of common stock, but they are not deemed to be outstanding for the purpose of computing any other person's percentage ownership of common stock.
(2) Based on Amendment No. 5 to Schedule 13D, dated July 1, 1999, filed by Torchmark Corporation ("TMK") and its affiliate, United Investors Life Insurance Company ("UILIC"), which reported: "TMK is the record owner of 4,450,000 shares of Vesta's common stock, and the deemed beneficial owner of an additional 680,000 shares of Vesta common stock held of record by its subsidiary, UILIC (total of 27.46%). UILIC is the record owner of 680,000 shares (3.64%) of Vesta common stock.. TMK has sole voting and dispositive power over the Vesta shares it holds of record and no voting or dispositive power over the Vesta shares owned by UILIC. UILIC has sole voting and dispositive power over the Vesta shares it holds of record."
(3) Based on Schedule 13G filed February 3, 2000 by Dimensional Fund Advisors Inc. ("Dimensional"), which reported "Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the Funds'. In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities."
(4) Based on Schedule 13D filed October 12, 1999 by The Birmingham Investment Group, LLC (the "Reporting Person"), which reported "The Reporting Person beneficially owns 5,900,000 shares of Common Stock, or approximately 24%
    of the outstanding shares of Common Stock of the Issuer, which are issuable upon conversion of the 2,950,000 shares of Series A Convertible Preferred Stock, or 100% of the outstanding shares of the Series A
    Convertible Preferred Stock, of the Issuer ...... Prior to conversion, each share of Series A Convertible Preferred Stock of the Issuer has the right to one vote for each share of Common Stock of the Issuer into which the Series A Convertible Preferred Stock of the Issuer can be converted. Upon conversion the Reporting Person will have sole power to dispose of 5,900,000 shares of Common Stock of the Issuer."

                               PROPOSAL NUMBER 1
                             ELECTION OF DIRECTORS

Board of Directors

  The Company's Restated Certificate of Incorporation, as amended and supplemented by a certificate of designation relating to the Company's Preferred Stock, provides for two classes of directors--those elected by the holders of the Company's common stock (the "Common Directors") and those elected by the holders of the Preferred Stock, voting as a separate class (the "Preferred Stock Directors"). The number of Preferred Stock Directors may vary depending on the number of Common Directors serving from time to time.

  The Company's Bylaws provide that, subject to the rights of the holders of any series of Preferred Stock, the number of directors shall be not less than two nor more than twelve, with the exact number to be fixed by the Board of Directors. The board presently consists of six (6) Common Directors and three
(3) Preferred Stock Directors. The Common Directors of the Company are divided into three classes and are elected to hold office for a three-year term and until their successors are elected and qualified at the annual meeting of stockholders held in the year in which their term expires. The election of each class of Common Directors is staggered over each three-year period.

  Walter M. Beale, Jr. and the Honorable Stephen R. Windom are currently serving as Class I directors whose terms will expire at the annual meeting. The Board of Directors proposes the re-election of Messrs. Beale and Windom as Class I directors, to hold office for a term of three years, expiring at the close of the annual meeting of stockholders to be held in 2003 and until their successors are elected and qualified.

  If any of the nominees becomes unavailable for election, which is not anticipated, the directors' proxies will vote for the election of such other person as the Board of Directors may recommend unless the Board reduces the number of directors.

  The Board recommends that the stockholders vote FOR the nominees

Profiles of Nominees

  Walter M. Beale, Jr. (age 54) has been a director of the Company since 1993. Principal occupation: Partner in the law firm of Balch & Bingham LLP since prior to 1995.

  Stephen R. Windom (age 50) was elected by the Board of Directors effective January 31, 2000 to fill the vacancy created by the resignation of Jarvis W. Palmer. Principal occupation: Partner in the law firm of Sirote & Permutt, P.C. since prior to 1995. Currently Lieutenant Governor of the State of Alabama. Prior to becoming Lieutenant Governor, Mr. Windom served as the Chairman of the Alabama Senate Committee overseeing banking and insurance.

Profiles of Common Directors Whose Terms Have Not Expired

  Ehney A. Camp, III (age 57) has been a director of the Company since 1993. His term expires in 2001 (Class II). Principal occupation: Principal, Addison Investments, L.L.C. (private investments) since 1996. From 1975 until 1996, Mr. Camp was the President and Chief Executive Officer of Camp & Company, a mortgage banking company located in Birmingham, Alabama.

  Norman W. Gayle, III, (age 46) has been a director of the Company since 1998. His term expires in 2002 (Class III). Principal occupation: President and Chief Executive Officer of the Company since 1998. Executive Vice President and Chief Operating Officer of the Company from 1995 to 1998.

  Clifford F. Palmer (age 51) has been a director of the Company since 1993. His term expires in 2001 (Class II). Principal occupation: Insurance Consultant with Pilgrim Managers Limited since 1997. From 1979 until 1997, Mr. Palmer was the named underwriter for Lloyd's Syndicate 314 and was a principal in the managing agency, Ashley Palmer Syndicates, Ltd.

  James E. Tait (age 50), Chairman, has been a director of the Company since 1998. His term expires in 2002. Principal occupation: Executive Vice President and Chief Financial Officer of the Company since 1998; President, Tait Advisory Services, LLC, 1996--present; President of Inex Insurance Exchange, 1996--1999; Partner, Coopers & Lybrand, 1980-1996.

Profiles of Preferred Stock Directors

  Robert B.D. Batlivala, PhD. (age 60) was elected as a Preferred Stock Director effective October 19, 1999. Retired October 1, 1999 from the position of Director, Regulatory Economics and Corporate Strategic Planning for BP Amoco, where he has served in various capacities since 1964.

  Larry D. Striplin, Jr. (age 70) was elected as a Preferred Stock Director effective September 30, 1999. Principal occupation: Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Clearview Properties, Inc. since 1995. Mr. Striplin is also Vice Chairman of The Banc Corporation, a director of HEALTHSOUTH Corporation and a director of Kulicke & Soffa Industries, Inc.

  James A. Taylor (age 58) was elected as a Preferred Stock Director effective September 30, 1999. Principal occupation: Chairman and Chief Executive Officer of The Banc Corporation (or its predecessor, Warrior Capital Corporation), a bank holding company headquartered in Birmingham, Alabama, since 1997; Founder, Chairman and Chief Executive Officer of Alabama National BancCorporation, a bank holding company headquartered in Birmingham, Alabama, from its incorporation in 1986 until 1996.

Profiles of Executive Officers Who Are Not Directors

  The following table shows certain information concerning each person deemed to be an executive officer of the Company on December 31, 1999, except Norman
W. Gayle, III and James E. Tait, who also serve as a directors. Each executive officer and key employee is elected by the Board of Directors of the Company annually and serves at the pleasure of the Board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

                              Principal Occupation and Business Experience
 Name                Age                 for the Past Five Years
 ----                ---      --------------------------------------------
 Charles M. Angell    53 Senior Vice President--Claims of Vesta Fire Insurance
                         Corporation since 1999. From 1995 to 1999, Mr. Angell
                         was Senior Vice President--Insurance Operations of
                         Vesta Fire Insurance Corporation.

 K. Gerald Barron     50 Senior Vice President--Personal Lines Underwriting
                         Operations of Vesta Fire Insurance Corporation since
                         1999. From March 1997 to October 1999, Mr. Barron was
                         Executive Vice President of Audubon Insurance Group,
                         Baton Rouge, Louisiana. From March of 1993 to March of
                         1997, Mr. Barron was Vice President of Hanover
                         Insurance Company, Worcester, Massachusetts.

 William P. Cronin    40 Senior Vice President--Controller of the Company since
                         1998; Vice President, Audit and Regulatory Affairs of
                         Tait Advisory Services, LLC, 1997-present; Senior
                         Manager, Ernst & Young, LLP, 1993-1997.

 Donald W. Thornton   53 Senior Vice President--General Counsel and Secretary
                         of the Company since 1995.

 William B. Naff      36 Vice President--Financial Reporting of Vesta Fire
                         Insurance Corporation since 1997. From 1995 to 1997,
                         Mr. Naff was a manager of Pearce, Bevill, Leesburg &
                         Moore, certified public accountants.

 Stephen P. Russell   40 Vice President--Actuarial of Vesta Fire Insurance
                         Corporation since 1998. From 1982 to 1998, Mr. Russell
                         was director and senior actuary of Allstate Insurance
                         Company, Northbrook, Illinois.

 Stephen P. Solimine     Vice President--Marketing of Vesta Fire Insurance
                      49 Corporation since 1995.

Stock Ownership of Management

  The following table reflects certain information about the equity ownership of the directors and each of the executive officers named in the Summary Compensation Table herein, and all directors and executive officers as a group, as of December 31, 1999.

                                      Common         % of    Preferred   % of
Name                                   Stock       Common(1)   Stock   Preferred
----                                 ---------     --------- --------- ---------
Charles M. Angell...................    14,334(2)       *       --0--    --0--
Robert B. D. Batlivala..............     --0--          *       --0--    --0--
Walter M. Beale, Jr. ...............    39,499(3)       *       --0--    --0--
Ehney A. Camp, III..................    42,449(4)       *       --0--    --0--
William P. Cronin...................       250          *       --0--    --0--
Norman W. Gayle, III................   304,303(5)     1.6%      --0--    --0--
Clifford F. Palmer..................    48,749(6)       *       --0--    --0--
Larry D. Striplin, Jr. .............   546,030(7)     2.2%    270,515     9.17%
James E. Tait.......................   202,500(8)     1.0%      --0--    --0--
James A. Taylor.....................   549,570(9)     2.2%    272,285     9.23%
Donald W. Thornton..................   200,467(10)    1.0%      --0--    --0--
All Directors and Executive
Officers as a group (15 persons):... 1,949,392        9.5%    542,800    18.40%

--------
 (1) A person is deemed to beneficially own securities which he or she has a right to acquire within sixty (60) days (i.e., through the exercise of options, warrants, rights or conversion privileges). Any securities which are not outstanding but deemed to be beneficially owned by a person are considered outstanding for the purpose of computing such person's percentage ownership but are not considered outstanding when computing any other person's percentage ownership.
 (2) Consists of 10,000 shares subject to the exercise of options granted under, and 4,334 shares of restricted stock awarded under, the Company's Long Term Incentive Plan.
 (3) Includes 15,000 shares subject to the exercise of options received in lieu of the payment of 1994 annual director fee, 3,000 shares subject to the exercise of options granted pursuant to the Company's Long Term Incentive Plan and 12,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan.
 (4) Consists of 7,500 shares subject to the exercise of options received in lieu of the payment of fifty (50) percent of 1994 annual director fee, 3,000 shares subject to the exercise of options granted pursuant to the Company's Long Term Incentive Plan, 12,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan, and 9,200 shares are held in the name of Sterne, Agee & Leach, Inc., custodian for Ehney A. Camp, III Individual Retirement Account.
 (5) Includes 148,564 shares subject to the exercise of options granted under, and 146,152 shares of restricted stock awarded under, the Company's Long Term Incentive Plan and 5,837 shares allocated to Mr. Gayle's 401(k) plan account.
 (6) Includes 15,000 shares subject to the exercise of options received in lieu of the payment of 1994 annual director fee, 3,000 shares subject to the exercise of options granted pursuant to the Company's Long Term Incentive Plan, 12,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan, and 9,000 shares held by Corporation of Lloyd's, for the account of Clifford F. Palmer.
 (7) Includes 5,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan and 541,030, or 9.17%, of the 5,900,000 shares of common stock issuable upon conversion of the Company's Series A Convertible Preferred Stock held by the Birmingham Investment Group, LLC, in which Mr. Striplin holds a 9.17% ownership interest. Mr. Striplin disclaims ownership of all but 9.17%, or 270,515 shares, of the 2,950,000 shares of such Preferred Stock held by the Birmingham Investment Group, LLC.
 (8) Consists of 97,500 shares subject to the exercise of options granted under, and 105,000 shares of restricted stock awarded under, the Company's Long Term Incentive Plan.
 (9) Includes 5,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan and 544,570, or 9.23%, of the 5,900,000 shares of common stock issuable upon conversion of the Company's Series A Convertible Preferred Stock held by the Birmingham Investment Group, LLC, in which Mr. Taylor holds a 9.23% ownership interest. Mr. Taylor disclaims ownership of all but 9.23%, or 272,285 shares, of the 2,950,000 shares of such Preferred Stock held by the Birmingham Investment Group, LLC.
 (10) Consists of 174,457 shares subject to the exercise of options granted under, and 19,489 shares of restricted stock awarded under, the Company's Long Term Incentive Plan and 6,521 shares allocated to
      Mr. Thornton's 401(k) plan account.

Meetings of the Board of Directors and Committees

  During 1999, the Board of Directors met 15 times. In 1999, all of the directors attended more than 75% of the meetings of the Board and the committees on which they served.

Committees of the Board of Directors

  The Company's Board of Directors (the "Board") has established an Executive Committee, an Audit Committee and a Compensation Committee.

  The Executive Committee possesses all the powers and authority of the Company's Board between the meetings of the full Board, except as limited by applicable law. The members of the Executive Committee are Messrs. Camp, Chairman, Gayle, Tait and Taylor. The Executive Committee met 2 times in 1999.

  The duties of the Audit Committee are to recommend to the Board the selection of independent certified public accountants to audit annually the books and records of the Company, to review the activities and the reports of the independent certified public accountants, and to report the results of such review to the Board. The Audit Committee also monitors the activities of the Company's audit staff and the adequacy of the Company's internal controls. The members of the Audit Committee are Messrs. Batlivala, Camp and Windom. The Audit Committee met 4 times in 1999.

  The duties of the Compensation Committee are to make recommendations and reports to the Board with respect to the salaries, bonuses and other compensation to be paid to the Company's officers and to administer all plans relating to the compensation of such officers. The members of the Compensation Committee are Messrs. Camp, Striplin and Batlivala. The Compensation Committee met 3 times in 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") on Form 3 (initial statement of ownership), Form 4 (monthly report), and Form 5 (annual report). Based solely upon a review of copies of such reports or representations that no annual reports on Form 5 for the 1999 fiscal year were required to be filed by officers or directors, the Company believes that
Section 16(a) filing requirements applicable to its officers and directors were complied with during fiscal year 1999.

                   COMPENSATION AND OTHER TRANSACTIONS WITH
                       EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Information

  The following table sets forth certain information regarding compensation paid by the Company and its subsidiaries during the fiscal years 1997, 1998 and 1999 for services rendered to the Company and its subsidiaries during such years by the Chief Executive Officer during 1999 and the four other most highly compensated executive officers serving at the end of 1999.

                          SUMMARY COMPENSATION TABLE

                                    Annual
                                 Compensation                              Long Term Compensation
                               ----------------                 ---------------------------------------------
                                                                       Awards          Payouts
                                                                --------------------- ----------
                                                                Restricted Securities
                                                 Other Annual     Stock    Underlying    LTIP     All Other
        Name and               Salary  Bonus(1) Compensation(2) Awards(3)   Options   Payouts(4) Compensation
   Principal Position     Year   ($)     ($)          ($)          ($)        (#)        ($)         ($)
   ------------------     ---- ------- -------- --------------- ---------- ---------- ---------- ------------
Norman W. Gayle, III      1999 420,097   --0--      23,562       337,500     52,500    217,022       3,446(5)
Chief Executive Officer   1998 438,269   --0--       --0--         --0--      --0--    181,022       6,998(5)
since June 1, 1998        1997 365,000 365,000       --0--       126,629     30,803    181,022       5,480(5)
James E. Tait             1999 512,948   --0--      62,708       337,500     52,500      --0--       7,737(6)
Executive Vice President  1998 212,019   --0--       --0--       286,800     45,000      --0--       6,797(6)
and Chief Financial
Officer
Donald W. Thornton        1999 226,462   --0--      10,832         --0--    102,500     42,220      10,350(7)
Senior Vice               1998 234,423   --0--       --0--         --0--      --0--     40,610       7,440(7)
President--General        1997 210,000 210,000       --0--        73,344     17,113     40,610       5,170(7)
Counsel and Secretary
Charles M. Angell         1999 205,000   --0--       4,476         --0--      --0--      --0--       7,524(8)
Senior Vice               1998 208,942   --0--       --0--         --0--     10,000      --0--       6,581(8)
President--Claims         1997 195,000 195,000       --0--        64,640      --0--      --0--       5,140(8)
William P. Cronin,        1999 150,000   --0--       --0--         --0--     50,000      --0--       4,718(9)
Senior Vice President--
Controller

--------
(1) Consists of payments under the Company's Cash Bonus Plan for 1997 performance. The bonus amounts shown in this column were paid based on performance rendered during the years indicated, but the bonuses were paid during the fiscal years immediately following the years indicated.
(2) Consists of amounts paid during 1999 to compensate the executive officers for taxes incurred upon the lapse of restrictions applicable to previously awarded restricted stock.
(3) No part of the restricted stock awards reflected above will vest in under three years from the date of the grant. Dividends will be paid on the restricted stock prior to vesting. The value of the restricted stock awards shown above reflects the number of shares awarded during the year indicated multiplied by the closing market price of the Company's unrestricted common stock on the date of the award. The following table shows the aggregate number and value of all shares of restricted stock held by the persons identified in the table above as of December 31, 1999:

                           Number of Shares Market Value on 12/31/99
                           ---------------- ------------------------
     Norman W. Gayle, III       75,000              $290,625
     James E. Tait              75,000              $290,625
     Donald W. Thornton          --0--                 --0--
     Charles M. Angell           --0--                 --0--
     William P. Cronin           --0--                 --0--

(4) Consists of payments with respect to the repayment of loans made to enable certain executive officers to purchase restricted stock of the Company.
(5) Consists of the payment by the Company of premiums under the Company's group term life insurance plan of $1,754 in 1999, $860 in 1998 and $730 in 1997, and contributions by the Company under the Company's 401(k) plan of $6,692 in 1999, $6,138 in 1998 and 4,750 in 1997.
(6) Consists of the payment by the Company of premiums under the Company's group term life insurance plan of $969 in 1999 and $437 in 1998, and contributions by the Company under the Company's 401(k) plan of $6,768 in 1999 and $6,360 in 1998.
(7) Consists of the payment by the Company of premiums under the Company's group term life insurance plan of $938 in 1999, $460 in 1998 and $420 in 1997, and contributions by the Company under the Company's 401(k) plan of $9,412 in 1999, $6,980 in 1998 and $4,750 in 1997.
(8) Consists of the payment by the Company of premiums under the Company's group term life insurance plan of $836 in 1999, $410 in 1998 and $390 in 1997, and contributions by the Company under the Company's 401(k) plan of $6,688 in 1999, $6,171 in 1998 and $4,750 in 1997.
(9) Consists of the payment by the Company of premiums under the Company's group term life insurance plan of $612, and contributions by the Company under the Company's 401(k) plan of $4,106, in 1999.

Compensation Pursuant to Plans

  The Company maintains certain compensation plans, described below, pursuant to which benefits may be provided to the Company's executive officers.

 Long Term Incentive Plan

  The Company's stockholders have approved the Company's Long Term Incentive Plan, as amended (the "Incentive Plan"), which is designed to enable the Company to attract, retain and motivate directors and employees of the Company through equity (common stock) based compensatory awards. Currently, the Incentive Plan provides that the maximum number of shares of the Company's common stock which may be made the subject of such awards (in the aggregate) is 2,221,998* shares, of which 1,565,447 shares have been made the subject of previous awards and 656,551 shares remain available for future awards. The maximum number of shares of the Company's common stock which may be made the subject of awards granted to any single participant in any one year is 135,675.*

  In 1999, the Compensation Committee utilized the Incentive Plan to award 75,000 shares of restricted stock to each of Mr. Gayle and Mr. Tait. 50% of the restricted stock awarded in 1999 to these executives will vest on November 18, 2003, and the remaining 50% will vest on November 18, 2004. In addition, the Compensation Committee utilized the Incentive Plan to grant stock options to several key employees. The following table reflects the options granted during 1999 to the Company's executive officers named in the Summary Compensation Table above.


--------
* Adjusted to give effect to a three-for-two stock dividend effective January 22, 1996, and subject to further adjustment to reflect changes in the capitalization of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 Potential
                                                                          Realizable Pre-Tax Value
                                                                             at Assumed Annual
                                                                            Rates of Stock Price
                                                                                Appreciation
                                        Individual Grants                     for Option Term
                         ------------------------------------------------ --------------------------
                           Number of     % of Total
                          Securities      Options     Exercise
                          Underlying     Granted to   or Base
                            Options      Employees     Price   Expiration
          Name           Granted(#)(1) In Fiscal Year  ($/Sh)     Date     5%($)(2)      10%($)(2)
          ----           ------------- -------------- -------- ---------- ------------  ------------
Norman W. Gayle, III....    52,500          11%        $4.44     3/23/09       146,475        371,175
James E. Tait...........    52,500          11%        $4.44     3/23/09       146,475        371,175
Donald W. Thornton......    27,500           6%        $4.44     3/23/09        76,725        194,425
                            75,000(3)       16%        $4.50    11/18/09       211,500        537,750
Charles M. Angell.......     --0--          N/A          N/A         N/A           N/A            N/A
William P. Cronin.......    50,000(3)       11%         4.50    11/18/09       141,000        358,500

--------
(1) All options granted during 1999 are non-qualified stock options which have a ten year term, and all such options have an exercise price equal to the closing price of the Company's common stock on the grant date. These options were granted pursuant to the Incentive Plan, and, except as noted below, became exercisable on September 30, 1999 upon the occurrence of a "change of control" of the Company (defined as the acquisition by any person of 20% or more of the combined voting power of the Company's outstanding securities) in connection with sale to the Birmingham Investment Group, LLC. of 2,950,000 shares of the Company's Series A Convertible Preferred Stock, which are convertible into 5,900,000 shares of the Company's common stock.
(2) The dollar amounts shown are based on certain assumed rates of appreciation and the assumption that the options will not be exercised until the end of the expiration periods applicable to the options. Actual realizable values, if any, on stock option exercises and common stock holdings are dependent on the future performance of the Company's common stock and overall stock market conditions. There can be no assurance that the amounts reflected will be achieved.
(3) 50% of these options vest on the fourth anniversary of the grant date of November 18, 1999, and the remaining 50% vest on the fifth anniversary of the grant date.

  The following table presents certain information with respect to the value of options held by the executive officers of the Company named in the Summary Compensation Table above.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                  Value of unexercised
                                                        Number of unexercised     in-the-money options
                                                       options at year-end(#)    at fiscal year-end ($)
                         Shares acquired    Value     ------------------------- -------------------------
          Name           on exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
          ----           --------------- ------------ ----------- ------------- ----------- -------------
Norman W. Gayle, III....      --0--         --0--       148,564       --0--        --0--          N/A

James E. Tait...........      --0--         --0--        97,500       --0--        --0--          N/A

Donald W. Thornton......      --0--         --0--       174,457      75,000        --0--        --0--

Charles M. Angell.......      --0--         --0--        10,000       --0--        --0--          N/A

William P. Cronin.......      --0--         --0--        --0--       50,000          N/A        --0--

Post Retirement Benefits Plan

  The J. Gordon Gaines, Inc. Post Retirement Benefits Plan (the "Retirement Plan") is an unfunded, deferred compensation plan for officers and other key employees of J. Gordon Gaines, Inc., the Company's wholly owned management subsidiary which employs all of the Company's employees. The Retirement Plan is administered by the Executive Committee of J. Gordon Gaines, Inc., and the Executive Committee is authorized to determine eligibility for participation in the Retirement Plan. Under the Retirement Plan, upon normal retirement, which is defined for purposes of the Retirement Plan as retirement for participants who either are age 65 or older or who have completed not less than 20 years of continuous service, a participant will be entitled to receive an amount equal to twice the participant's current annual base salary. Upon early retirement, which is defined for purposes of the Retirement Plan as retirement between the ages of 60 and 65 who have completed not less than ten years of service with the Company and its affiliates, a participant will be entitled to receive the amount which has been accrued as a liability on the Company's balance sheet as of the most recent fiscal year with respect to such participant.

  To qualify for benefits under the Retirement Plan, a participant must continue as an employee until age 60 or have completed not less than 20 years of continuous service. No benefits will be paid if employment is terminated earlier, regardless of the reason, except if a participant's employment is terminated by the Company for reasons other than "cause," or by the participant for a "stated good reason," within two years after a "change of control" of the Company (as those terms are defined in the Retirement Plan). In that case, the participant will be entitled to receive the amount which has been accrued as a liability on the Company's balance sheet as of the most recent fiscal year with respect to such participant. In addition, if there is a change of control during the period in which a participant would be eligible for early retirement under the Retirement Plan, any benefits payable to such participant under the Retirement Plan upon early retirement will become fully vested.

  Each year the Company records as a liability on its balance sheet an amount (based on an established formula) which will be sufficient, together with amounts recorded as a liability for previous years, to cover the payment of the projected benefit amounts for each participant upon such participant's normal retirement. As of December 31, 1999, the Company had recorded a total of $1,097,795 as a liability on its balance sheet to cover projected benefits under the Retirement Plan. Assuming Messrs. Gayle, Tait, Thornton, Angell and Cronin retire from the Company after reaching normal retirement age and assuming their 1999 salary levels remain the same, they will be entitled under the Retirement Plan to receive $860,000, $1,050,000, $460,000, $410,000 and
$300,000, respectively, upon their retirement.

Payments to Directors

  For 1999, directors who were not executive officers or employees of the Company received an annual retainer fee of $28,000, payable in equal quarterly installments. They did not receive fees for the execution of written consents in lieu of board meetings and attending board or committee meetings. Directors also receive an allowance for their travel and lodging expenses if they do not live in the area where the meeting is held.

  At the annual meeting of stockholders of the Company held on May 16, 1995, the stockholders approved the Company's Non-Employee Director Stock Plan (the "Director Plan"). Under the Director Plan, each eligible director may elect, pursuant to an advance written election, to receive shares of the Company's common stock ("Restricted Stock") in lieu of part or all of such director's annual director fee. The number of shares of Restricted Stock which an eligible director will be entitled to receive will be equal to the dollar amount of director fees which such director has elected not to receive, divided by seventy-five percent (75%) of the fair market value of the Company's common stock on the date on which such fees would otherwise become payable. Shares of Restricted Stock may not be sold, transferred, pledged or assigned for a period of two years following the effective date of the issuance thereof. Directors electing to receive Restricted Stock will be entitled, with respect to such shares, to all rights of a stockholder, including the right to vote and to receive dividends on the shares. However, certificates for the shares of Restricted Stock shall be delivered only after the period of forfeiture has expired. For 1999, all eligible directors elected to receive Restricted Stock in lieu of all of their annual director fee.

  In addition, the Director Plan provides that, on the first trading day of each calendar year, each non-employee director will be granted a nonqualified stock option to purchase 3,000 shares (increased to 5,000 shares by Board resolution effective January 1, 2000) of the Company's common stock at a purchase price equal to the fair market value per share of the common stock on such grant date. Each option granted under the 1995 Director Plan is exercisable for a period of ten years beginning on the date of its grant. An option may not be exercised during the first six months after grant, except in the event of the death or disability of the director.

  Currently, the Director Plan provides that the maximum number of shares of the Company's common stock which may be made the subject of awards made thereunder (in the aggregate) is 180,000,* of which 158,455 shares have been made the subject of previous awards (20,154 of which were subsequently forfeited upon the resignation of former directors) and 41,699 shares remain available for future awards. In order to continue to attract and retain highly qualified directors, the Board of Directors has proposed for stockholder approval an amendment to the Company's Director Plan to (i) increase the maximum number of shares that may be issued under the Director Plan by 600,000 shares, from 180,000 to 780,000 shares, and (ii) to permit the Compensation Committee to increase the number of options which may be granted to Non-Employee Directors, See "PROPOSAL TO APPROVE AMENDMENT TO DIRECTOR STOCK PLAN."

Indebtedness of Directors, Nominees and Executive Officers

  On September 13, 1993, the Company entered into separate restricted stock agreements with each of the executive officers of the Company pursuant to which it sold to such executive officers at total of 153,500 shares of Common Stock. Pursuant to these restricted stock agreements, Mr. Thornton purchased 14,307 shares for a purchase price of $10.26 per share. On July 18, 1994, the Company entered into a restricted stock agreement with Mr. Gayle pursuant to which it sold to Mr. Gayle 60,000 shares of Common Stock (together with shares sold to the other executive officers, the "Restricted Shares") for a purchase price of $18.92 per share. Each of these executive officers has executed a promissory note in favor of the Company representing the obligation to repay a loan from the Company for the purchase price of each of their Restricted Shares, and the Restricted Shares are being held by the Company as security for the repayment of such promissory notes. The largest aggregate amount of indebtedness under the loans to each of Messrs. Gayle and Thornton during 1999 was $664,464 and $69,560, respectively, and the outstanding balance under these loans as of December 31, 1999 was $515,434 and $49,552, respectively. The promissory notes have a term of nine years and bear interest at a rate of 5.22% per annum. The Restricted Shares may not be sold or otherwise disposed of by the executive officers prior to the repayment in full of their promissory note or the termination of their employment. All dividends payable on the Restricted Shares have been assigned to the Company to be applied toward the repayment of the promissory notes.

  The Company intends to pay cash bonuses each year in amounts sufficient, after the payment of taxes due with respect to such bonus, to reduce the promissory notes by the amount of the purchase price for the Restricted Shares which vests in that year, so long as the executive officer remains in the employ of the Company. In 1999, the Company paid bonuses for this purpose to Mr. Gayle of $217,022 and to Mr. Thornton of $42,220.

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") during 1999 included Robert B. D. Batlivala, Ehney A. Camp, III, Clifford F. Palmer, Jarvis W. Palmer (resigned) and Larry D. Striplin, Jr. No present or former officer of the Company or its subsidiaries serves as a member of the Compensation Committee. During 1999, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company's Board of Directors and/or Compensation Committee.

--------
* Adjusted to give effect to a three-for-two stock dividend effective January 22, 1996, and subject to further adjustment to reflect changes in the capitalization of the Company.

Report of the Compensation Committee

  The Compensation Committee is comprised of non-employee directors. The primary function of the Compensation Committee is to make recommendations and reports to the Board of Directors with respect to salaries, bonuses and other compensation to be paid to the Company's officers with a base salary of more than $150,000 annually and to administer all plans relating to the compensation of such officers.

  The Company's total compensation structure is comprised of annual base salary, annual cash bonus payments under the Company's Cash Bonus Plan, and long term equity based compensation granted pursuant to the Incentive Plan. The Company's overall compensation program has been designed to attract and retain key executives and to provide appropriate incentives to these executives to maximize the Company's long term financial results for the benefit of the stockholders. A significant portion of the executive compensation package is comprised of equity based compensation in order to align the interests of management with those of the stockholders. Individual compensation levels are based not only upon the relative success of the Company, but also upon the duties and responsibilities assumed by each officer, the performance of their individual business units, their attainment of individual and business unit goals, and their participation and contribution to specific Company projects.

  The salary levels for the Company's executive officers for 1999, including the salary of Mr. Gayle as Chief Executive Officer, were based upon the salary levels paid by other similarly situated property and casualty insurance and reinsurance companies, as well as upon individual performance and responsibility. The Compensation Committee believes that the base salary levels paid to the Company's executive officers are comparable with the average salary levels of similarly situated property and casualty insurers and reinsurers.

  The Company's Cash Bonus Plan is designed to provide short-term incentive compensation to the Company's executive officers based upon pre-established performance goals for both the Company and each executive officer. Bonuses under the Cash Bonus Plan are paid out of a bonus fund, the amount of which is based on a percentage of the Company's net income from operations. The actual amount to be contributed to the bonus fund each year is based upon the Company's profitability, which is measured by comparing the Company's GAAP combined ratio (the generally accepted industry measure) for the year with a benchmark ratio. The Compensation Committee determines the amounts of annual bonus awards for each executive officer granted under the Cash Bonus Plan up to 100% of the executive officer's annual salary. In 1999, the Compensation Committee did not approve the payment of any cash bonuses to executive officers of the Company under the Cash Bonus Plan.

  The Incentive Plan provides for grants to the Company's executive officers of restricted stock, stock options, stock appreciation rights, and deferred stock awards. The payment of equity based compensation to the Company's executive officers under the Incentive Plan is designed to focus their attention on the enhancement of stockholder value. In 1999, the Company granted options to purchase a total of 432,500 shares of the Company's common stock under the Incentive Plan to 13 employees of the Company, including grants to Messrs. Gayle, Tait, Thornton and Cronin of options to purchase 52,500, 52,500, 102,500 and 50,000, respectively. In 1999, the Company also granted restricted stock awards of 75,000 to each of Mr. Gayle and Mr. Tait under the Incentive Plan.

  The awards granted to the Company's executive officers in 1999 represent the Compensation Committee's continued emphasis on incentive based compensation and are intended to provide further incentives to these individuals to sustain the Company's growth and success and to further align their interests of the Company's stockholders. The size of the awards to individual executive officers was determined by the Compensation Committee and approved by the Board of Directors based upon a subjective assessment of each executive officer's performance and individual contribution to the Company, his position and level of responsibility, and other factors.

  The Compensation Committee is aware of the provisions of Section 162(m) of the Internal Revenue Code and the related regulations of the Internal Revenue Service ("Section 162(m)") which restrict deductibility of executive compensation paid to the CEO and the four highest paid executive officers other than the CEO at the end of any fiscal year to the extent such compensation exceeds $1,000,000 in any year and does not qualify as performance based compensation as defined by Section 162(m). Should annual compensation of any executive officer exceed $1,000,000, the Compensation Committee will evaluate the advisability of structuring such compensation as qualified performance based compensation within the meaning of Section 162(m). In this respect, the Compensation Committee believes that any compensation attributable to the grant of stock options pursuant to the Incentive Plan, which must be granted with an exercise price at least equal to the fair market value of the underlying stock on the date of the grant, will be excepted from the limitations on deductibility imposed by Section 162(m).

                                          Compensation Committee

                                          Ehney A. Camp, III
                                          Larry D. Striplin, Jr.
                                          Robert B. D. Batlivala

Performance Graph

  The following graph compares the cumulative total stockholder return (including the reinvestment of dividends) on the common stock of the Company with that of the Standard & Poor's 500 Stock Index and the Standard & Poor's Property/Casualty Index. The comparison for the period assumes that $100 was invested in each index on December 31, 1994.

                       [Performance Graph Appears Here]
             12/94       12/95       12/96       12/97       12/98      12/99
            -------     -------     -------     -------     -------    -------
Vesta       $100.00     $192.00     $167.00     $317.00     $ 32.00    $ 21.00
S&P 500     $100.00     $138.00     $169.00     $226.00     $290.00    $351.00
S&P Ins.    $100.00     $135.00     $165.00     $239.00     $223.00    $166.00

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Jarvis W. Palmer, a former director of the Company who resigned effective December 15, 1999, was, until September of 1999, a fifty-one percent (51%) owner of the Caribou Insurance Agency, Inc. ("Caribou"), an independent insurance agency which represents, among others, one or more of the Company's insurance subsidiaries. Of the gross premiums written by the Company's insurance subsidiaries in 1997, 1998 and 1999, $500,811, $623,621 and
$305,700, respectively, were attributable to insurance contracts sold by Caribou, for which the Company paid commissions to Caribou of $96,104, $118,796 and $58,620, respectively.

  Prior to October 1, 1999, the Company leased its offices at 3760 River Run Drive in Birmingham, Alabama from Torchmark Development Corporation, a wholly owned subsidiary of Torchmark, pursuant to an Office Lease. During 1999, the Company paid $1,096,416 in rent to Torchmark under this Office Lease, $1,155,000 in 1998 and $717,875 in 1997.

  On September 13, 1993, the Company entered into an Investment Services Agreement with Waddell & Reed Asset Management Company, an affiliate of Torchmark, pursuant to which Waddell & Reed provides investment advice and services to the Company and its subsidiaries in connection with the management of their respective portfolios. Waddell & Reed receives an annual fee based on the amount of the Company's average assets under management, as determined by the following formula: 1/4 of 1% on the first $25 million of the Company's average assets under management, 1/5 of 1% of the next $25 million, 3/20 of 1% of the next $150 million, 1/10 of 1% of the next $200 million and 1/20 of 1% in excess of $400 million. The Company paid $.6 million, $.6 million and $.4 million in fees to Waddell & Reed pursuant to the Investment Services Agreement in 1999, 1998 and 1997, respectively. In 1999, the Company canceled the Investment Services Agreement with Waddell & Reed.

  On September 13, 1993, Vesta Fire Insurance Corporation, a wholly owned subsidiary of the Company ("Vesta Fire"), and Liberty National Life Insurance Company ("Liberty National"), a wholly owned subsidiary of Torchmark, entered into a Marketing and Administrative Services Agreement, pursuant to which Vesta Fire markets certain of its industrial fire insurance products through agents of Liberty National. Under this agreement, Liberty National pays to Vesta Fire an amount equal to all premiums collected by Liberty National after deducting all expenses incurred by Liberty National which are directly attributable to the industrial fire insurance products and after deducting a fee for administrative services. Such fee for 1999, 1998 and 1997 was $1 thousand, $.9 million and $1.4 million, respectively. Sales under this agreement were terminated effective April 30, 1995, and these products are no longer marketed through Liberty National agents.

  James A. Taylor, Sr., a Preferred Stock Director, is the Chairman and Chief Executive Officer of the Banc Corporation and the Chairman of The Bank. Larry
D. Striplin, Jr., also a Preferred Stock Director, is Vice Chairman of the board of directors of the Banc Corporation. Effective September 30, 1999, the Company established secured revolving credit facilities with The Banc Corporation and its wholly owned subsidiary, The Bank, in the aggregate amount of $20 million. Loans under these facilities bore interest rates varying from The Banks's Prime Rate to 2% over the interest rate earned on a certificate of deposit provided by Vesta as collateral. On December 30, 1999, the Company repaid $15 million of the principal amount outstanding under the credit facilities established on September 30, 1999. In connection with the repayment of this debt, the Company restructured our commercial credit facility to consist of the following lines of credit, each of which is provided by The
Bank:

  . a $5 million unsecured line, all of which was outstanding as of December 31, 1999;

  . a $10 million secured line of credit, none of which was outstanding as of December 31, 1999.

Loans under each of these newly established credit facilities bore interest at The Bank's Prime Rate and were to mature on December 29, 2001. As of December 31, 1999, the Company had borrowed all $5 million available under the unsecured line, and the Company had not borrowed any amounts under the $10 million secured line. Subsequent to December 31, 1999, the Company repaid the $5 million outstanding on the unsecured line of credit, and the Company canceled the credit agreements related to both lines of credit effective February 29, 2000 in conjunction with establishment of a new revolving credit facility with First Commercial Bank, Birmingham, Alabama.

  During 1999, James A. Taylor, Jr., the son of James A. Taylor, Sr., a Preferred Stock Director, was employed as Senior Vice President of J. Gordon Gaines, Inc., a subsidiary of the Company, at an annual base salary of $140,000. During 1999, Mr. Taylor, Jr. received options under the Company's Long Term Incentive Plan to acquire 50,000 shares of the Company's common stock and received a restricted stock award of 25,000 shares of the Company's common stock.

  During 1998, the Company engaged Tait Advisory Services, L.L.C., an affiliate of James E. Tait, to perform advisory services to the Company on financial and accounting matters, for which the Company paid approximately $60,500. This engagement terminated upon the appointment of Mr. Tait as Executive Vice President and Chief Financial Officer of the Company in July of 1998. In 1999, the Company acquired Tait Advisory Services, L.L.C., for $1,250,000.

  During 1999, 1998 and 1997, the law firm of Balch & Bingham LLP, of which Walter M. Beale, Jr., a director of the Company, is a partner, rendered various legal services to the Company and certain of its subsidiaries.

                               PROPOSAL NUMBER 2
              APPROVAL OF AN AMENDMENT TO THE DIRECTOR STOCK PLAN

  On March 23, 2000, the Company's Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Director Plan to:

  (i) increase the maximum number of shares that may be issued under the Director Plan by 600,000 shares, from 180,000 to 780,000 shares; and

  (ii) reserve to the Compensation Committee the discretion to increase or decrease the number of shares of Common Stock subject to Initial Options or Annual Options (as those terms are defined below) granted under the Director Plan, subject to certain limitations.

  The following summary of the Director Plan, as amended subject to stockholder approval (the "Amended Director Plan"), is qualified in its entirety by the specific language of the Amended Director Plan, a copy of which will be available to any stockholder upon written request.

Summary of the Amended Director Plan

  Participation in the Amended Director Plan is limited to Company directors who are not employees of the Company or any of its subsidiaries. There are currently six eligible directors. An aggregate of 780,000 shares of Company common stock is reserved for issuance under the Amended Director Plan. Such number of shares may be appropriately adjusted in the event of certain changes in the Company's capitalization, such as stock dividends, stock splits or recapitalizations. Shares of common stock issuable under the Amended Director Plan may be authorized and unissued shares, shares held in treasury, or any combination thereof.

 Options

  Under the Amended Director Plan, on the first trading day of each calendar year, each non-employee director will be granted a nonqualified stock option to purchase 5,000 shares of the Company's common stock at a purchase price equal to the fair market value per share of the common stock on such grant date ("Annual Option").

  Also under the Amended Director Plan, the Committee may grant a non-qualified stock option to purchase 5,000 shares of the Company's common stock to a new eligible director upon his or her election or appointment to the Board of Directors (an "Initial Option").

  The Committee may, in its sole discretion, increase or decrease the number of shares of the Company's common stock subject to an Initial Option or an Annual Option. In order to ensure the Committee's ability to attract highly qualified persons to serve as directors, the Committee may increase the number of shares of the Company's Common Stock which may be subject to an Initial Option without limitation. In order to safeguard against potentially self-interested transactions, however, the Committee may not increase the number of shares of the Company's common stock which may be subject to Annual Options above 10,000 shares.

  Each option granted under the Director Plan is exercisable for a period of ten years beginning on the date of its grant. An option may not be exercised during the first six months after grant, except in the event of the death or disability of the director.

  The option exercise price is payable (i) in cash or check; (ii) in shares of common stock of the Company based on the fair market value of the Company's common stock on the date the option is exercised; or (iii) by such other instrument as may be acceptable to the Compensation Committee.

 Restricted Stock

  Under the Amended Director Plan, each eligible director may elect, pursuant to an advance written election, to receive shares of the Company's common stock ("Restricted Stock") in lieu of part or all of such director's annual retainer or meeting attendance fees. The number of shares of Restricted Stock which an eligible director will be entitled to receive will be equal to the dollar amount of retainer and attendance fees which such director has elected not to receive, divided by seventy-five percent (75%) of the fair market value of the Company's common stock on the date on which such fees would otherwise become payable.

  Shares of Restricted Stock may not be sold, transferred, pledged or assigned for a period of two years following the effective date of the issuance thereof. Directors electing to receive Restricted Stock will be entitled, with respect to such shares, to all rights of a stockholder, including the right to vote and to receive dividends on the shares. However, certificates for the shares of Restricted Stock shall be delivered only after the period of forfeiture has expired.

New Plan Benefits

  The issuance of Restricted Stock to eligible directors is based solely on the voluntary election by such directors, and the number of shares of Restricted Stock which may be awarded to eligible directors making such elections will vary depending on the number of meetings such electing directors attend. Accordingly, the benefits payable under the Amended Director Plan with respect to Restricted Stock are not currently determinable.

  The number of shares of the Company's common stock which may be subject to Initial Options or Annual Options under the Amended Director Plan may vary, in the Committee's discretion, subject to certain limitations. The table below sets forth, to the extent determinable, the options that will be received by the Non-Employee Directors, as a group, in the year following approval of the Amended Director Plan.

                               NEW PLAN BENEFITS
         VESTA INSURANCE GROUP, INC. NON-EMPLOYEE DIRECTOR STOCK PLAN

                                                              Number of Shares
Name and Position                           Dollar Value     Underlying Options
-----------------                        ------------------- ------------------
Non-Employee Director Group (six
 persons)............................... Not Determinable(1)     30,000(2)

--------
(1) The dollar value of options granted under the Amended Director Plan will depend on the spread between the exercise price of the options and the value of the Common Stock on the date of exercise of the options.

(2) Includes (i) the aggregate Annual Options awarded to five (5) eligible Non-Employee Directors under the Amended Director Plan on January 3, 2000 and (ii) the Initial Options granted to one (1) new director on January 31, 2000. Number may vary from year to year depending upon the number of new directors who may receive Initial Options and the Committee's determination of whether to increase or decrease the number of shares of common stock made subject to Initial Options or Annual Options.

Change of Control

  Upon the occurrence of a Change of Control or a Potential Change of Control (as defined in the Amended Director Plan), the following shall occur: (i) all unexercised stock options shall become fully vested immediately exercisable, and (ii) all restrictions on the restricted stock shall lapse. In addition, to the extent determined by the Compensation Committee, after an actual or potential Change in Control, a participant shall receive in cash from the Company with respect to previous awards under the Amended Director Plan the following amount for such awards: (i) the excess of the Change in Control Price (as defined below) over the exercise price of the award, multiplied by
(ii) the number of shares of the common stock subject to the award. The "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty day period as determined by the Compensation Committee.

Certain Federal Income Tax Consequence

  The following statements are based on current interpretations of existing federal income tax law. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

 Options

  While there are no federal income tax consequences to either the director or the Company on the grant of an option, the director will have taxable ordinary income on the exercise of a nonqualified option equal to the excess of the fair market value of the shares on the exercise date over the option price. The Company is entitled to a corresponding deduction.

 Restricted Stock

  Unless a director elects to be taxed at the time of grant, the director will not realize taxable income, and the Company will not be entitled to a deduction, until termination of the restrictions. Upon termination of the restrictions, the director will realize taxable ordinary income in an amount equal to the fair market value of the Company's common stock at that time, and the Company will be entitled to a deduction in the same amount. If a director elects to be taxed at the time of grant, the director will realize taxable ordinary income in an amount equal to the fair market value of the Restricted Stock at that time, the Company will be entitled to a deduction in the same amount, and any gain or loss realized by the director upon disposition of the common stock will be capital gain or loss.

Board of Director Recommendation

  The Board unanimously recommends that the stockholders vote FOR the proposal to approve the Amendment to the Director Plan.

                               PROPOSAL NUMBER 3
                             APPROVAL OF AUDITORS

  A proposal to approve the appointment of the firm of PricewaterhouseCoopers LLP as the principal independent accountants of the Company to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2000, will be presented to the stockholders at the annual meeting. The audit committee of the Board recommends the appointment of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire, although they have informed us they do not plan to make a statement.

  If the stockholders do not approve the appointment of PricewaterhouseCoopers LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

  The Board recommends that stockholders vote FOR the proposal.

                                OTHER BUSINESS

  As of March 8, 2000, the Corporation had not received notice of any matters to be presented at the annual meeting, other than as described in this Proxy Statement. However, if any other proper matters are brought before the meeting, the persons named in the enclosed proxy, or in the event no person is named, Norman W. Gayle, III and Donald W. Thornton, will vote in accordance with their best judgment on such matters.

                           MISCELLANEOUS INFORMATION

Proposals of Stockholders

  In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the annual meeting of stockholders in 2001, the proposal must be received by the Company at its home office, 3760 River Run Drive, Birmingham, Alabama 35243, on or before December 13, 2000.

  A stockholder of the Corporation may wish to have a proposal presented at the annual meeting of shareholders to be held in 2001, but not to have such proposal included in the Corporation's proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Corporation at the address appearing on the first page of this proxy statement by February 25, 2000, then the Company will not address the proposal in its proxy statement relating to that meeting, and all proxies solicited and received by the Company will be deemed to have conferred discretionary authority to vote on any such proposal.

General

  The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone or other means of communication. The Company will request certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of the Company held of record by such persons, and the Company will reimburse reasonable forwarding expenses.

  The Company has provided to its stockholders a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, and the Company's financial statements and schedules thereto. Upon request and payment of the cost of reproduction, the exhibits to the Form 10-K will be furnished. Such written request should be directed to the Company at its address stated herein.

                          VESTA INSURANCE GROUP, INC.

          This Proxy is Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders
                           to be held on May 8, 2000


P    The undersigned hereby constitutes and appoints Norman W. Gayle III and
R    Donald W. Thornton, or either of them with full power of substitution in
O    each, proxies to vote all shares of Common Stock of Vesta Insurance Group,
X    Inc. (the "Company") which the undersigned may be entitled to vote at the
Y Annual Meeting of Stockholders to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, on Monday, May 8, 2000, and at all adjournments or postponements thereof as follows:

        Election of Directors, Nominees:

        For Class I, to serve until the 2002 Annual Meeting
                Walter M. Beale, Jr. and Stephen R. Windom

        For approval of an amendment to the Company's Non-Employee
                Director Stock Plan.

        Ratification of the appointment of the firm of PricewaterhouseCoopers
                LLP as the principal independent accountants of the Company.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The proxies cannot vote your shares unless you sign and return this card.

                (Continued, and to be Signed, on Reverse Side)   -------------
                                                                 |SEE REVERSE|
                                                                 |    SIDE   |
                                                                 -------------

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

    Please mark your
[X] votes as in this
    example.

IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND "FOR" PROPOSALS #2 AND #3.
In accordance with their best judgment the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                    FOR      WITHHELD
1. Election or
   Directors        [_]         [_]
   (See Reverse)

For, except vote withheld from the following nominee(s).

-------------------------------------
                                                   FOR      AGAINST     ABSTAIN
2. Approval of an amendment to the Company's
   Non-Employee Director Stock Plan.               [_]        [_]         [_]

3. Ratification of the appointment of the
   firm of PricewaterhouseCoopers LLP as the       [_]        [_]         [_]
   principal independent accountants of the
   Company.




                                     IMPORTANT: Please sign exactly as your name appears hereon. If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles.


                                     -------------------------------------------

                                     -------------------------------------------
                                        SIGNATURE(S)                    DATE

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